Exhibit 99.1
AVERY DENNISON REPORTS THIRD QUARTER RESULTS
     PASADENA, Calif. – October 21, 2008 – Avery Dennison Corporation (NYSE:AVY) today reported third quarter 2008 results. All non-GAAP terms are reconciled to GAAP in the attached tables.
Third Quarter Financial Summary — Preliminary
($ millions, except per share amounts)

	Q3	Q3	% Change vs. P/Y
	2008	2007	As Rept	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$936.2	$868.3	8%	1%
Retail Information Services	379.1	388.7	-2%	-7%
Office and Consumer Products	260.4	266.9	-2%	-4%
Other specialty converting businesses	149.1	156.5	-5%	-8%

Total net sales	$1,724.8	$1,680.4	3%	-2%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
				% of Sales					% of Sales
	2008	2007	% Change	2008	2007	2008	2007	% Change	2008	2007
Operating income before interest and taxes, by segment:
Pressure-sensitive Materials	$60.6	$68.3	-11%	6.5%	7.9%	$64.7	$82.3	-21%	6.9%	9.5%
Retail Information Services	(0.1)	(15.0)	-99%	0.0%	-3.9%	5.9	13.0	-55%	1.6%	3.3%
Office and Consumer Products	40.9	48.8	-16%	15.7%	18.3%	44.2	49.3	-10%	17.0%	18.5%
Other specialty converting businesses	0.8	7.9	-90%	0.5%	5.0%	2.1	9.4	-78%	1.4%	6.0%
Corporate expense	(5.9)	(7.8)				(2.9)	(2.2)

Total operating income before interest and taxes	$96.3	$102.2	-6%	5.6%	6.1%	$114.0	$151.8	-25%	6.6%	9.0%

Interest expense	29.0	35.7				29.0	35.7

Income from operations before taxes	$67.3	$66.5	1%	3.9%	4.0%	$85.0	$116.1	-27%	4.9%	6.9%

Taxes on income	$4.6	$7.7				$4.6	$16.4

Net income	$62.7	$58.8	7%	3.6%	3.5%	$80.4	$99.7	-19%	4.7%	5.9%

Net income per common share, assuming dilution	$0.63	$0.59	7%			$0.81	$1.01	-20%

						2008	2007
YTD Free Cash Flow (c)						$251.5	$129.4

Note: This table has been added to the Company’s quarterly earnings disclosure to provide greater ease of reference and facilitate trend analysis.

a)	Percent change in sales before the impact of acquisitions, divestitures, and foreign currency translation.

b)	Excludes restructuring and asset impairment charges, transition costs associated with acquisition integrations, and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP measures).

c)	Free Cash Flow (a non-GAAP measure) as used herein is defined as net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net (see accompanying schedule A-3 for reconciliation to GAAP measure).

     “Avery Dennison showed resilience in a very challenging environment and expects to generate record free cash flow in 2008, despite the economic slowdown and rising raw material prices,” said Dean A. Scarborough, president and chief executive officer of Avery Dennison. “Organic revenue growth slowed and margins contracted in the third quarter, reflecting current market conditions.
     “With the continued economic slowdown, we are lowering operating costs and accelerating productivity improvement, further trimming capital expenditures and working capital, and are planning additional cost-reduction actions. We continue to invest in our longer-term growth initiatives. While we are reducing our near-term outlook, the strength of our franchises in pressure-sensitive materials, retail information services, and office products makes us highly confident in our future.”

Pressure-sensitive Materials (PSM)
     Pressure-sensitive Materials revenue increased in the quarter, driven by changes in currency rates and growth in the emerging markets. Revenue growth net of currency translation was 1.4 percent. Sales in local currency declined in the U.S. and were flat in Europe, reflecting slower economic conditions. Segment margin compression reflects raw material inflation outpacing the initial benefits of price increases, and negative product mix, partially offset by continued improvements in operational efficiency.
     “Contributing to the slowdown in Pressure-sensitive revenue growth is a reduction in new product launches and redesigns by packaged-goods companies, consistent with the weak retail environment,” Scarborough said. “We expect normal end-user activity to resume when consumer confidence increases. In the near term, we will continue to address cost inflation through additional price increases and productivity improvements.”
Retail Information Services (RIS)
     The decline in RIS revenue reflects a continued decline in the domestic retail apparel market, and further weakening in Europe. Adjusting for acquisitions, segment revenue declined 7.3 percent, net of currency translation. The cost savings from integration synergies and other productivity initiatives were more than offset by the effects of reduced fixed cost leverage, continued inflation, and incremental intangible amortization associated with acquisitions.
     “Notwithstanding the extraordinary market conditions, RIS continues to build its competitive advantages of data management, global footprint, quality, and customization,” said Scarborough. “When the U.S. and European apparel markets stabilize, we expect RIS to deliver strong growth with rapidly expanding margins.”
Office and Consumer Products (OCP)
     Office and Consumer Products segment revenue declined primarily as a result of end-market softness in the U.S. Third Quarter year-over-year comparisons were affected by weak end-market demand, partially offset by a third-quarter benefit from the timing of back-to-school shipments. Overall, the back-to-school season was soft. Net of currency translation, organic revenue declined approximately 4 percent.
     The decline in operating margin reflects reduced fixed-cost leverage and inflation, partially offset by price increases and increased productivity. Additional price increases are scheduled to take effect January 1, 2009.
Other Specialty Converting and RFID
     The decline in revenue in these businesses, which comprise less than 10 percent of Company revenue, is primarily attributable to lower volume in automotive and housing construction, partially offset by growth in RFID inlays. RFID revenue nearly tripled in the quarter. The decline in operating margin reflects reduced fixed- cost leverage and inflation, partially offset by productivity improvements and reduced RFID losses.

Consolidated Items
     The Company’s effective tax rate for 2008 is expected to be in the range of 8 percent to 10 percent, subject to changes in geographic income mix, with the ongoing annual tax rate expected to be in the 17 percent to 19 percent range for the foreseeable future. The effective tax rate for the quarter was 6.8 percent.
     The Company’s access to capital has been uninterrupted through the market turmoil. To fund short term needs, the Company utilizes commercial paper and its credit lines.
     The Company’s debt-to-total-capital ratio was 51.9 percent at quarter-end. The Company targets 40 to 45 percent debt to total capital.
Outlook
     The Company announced on September 8, 2008, that results in July and August were below forecast due to deteriorating market conditions. The Company expects this trend, which worsened in September, to weaken further in the fourth quarter.
     The Company is reducing 2008 guidance due to increased market uncertainty and a slowing economy in the U.S., which is extending to Europe and Asia. Additionally, the Company anticipates that customer inventory reductions will negatively affect sales in the fourth quarter.
     The Company expects that margins will continue to be pressured by raw material inflation. The Company increased its estimate of raw material inflation in 2008 to approximately $125 million from its July estimate of approximately $110 million. While the Company intends to pass on these higher costs through price increases, the benefit of these increases will not be fully realized until the first quarter of 2009. This will result in an expected price/inflation gap of approximately $20 million in the fourth quarter of 2008.
     The Company now expects reported (GAAP) earnings for 2008 to be in the range of $2.65 to $2.85 per share, including an estimated $0.50 per share in restructuring and asset impairment charges and acquisition integration costs. Excluding these items, the Company now expects full year earnings per share for 2008 to be in the range of $3.15 to $3.35 per share. Consistent with this range of earnings guidance, the Company expects record 2008 free cash flow of approximately $375 million.
     “We expect to deliver record free cash flow in 2008, reflecting the strength of our company and our aggressive management through the near term market challenges. Our leading market positions and competitive advantages are expected to drive strong revenue growth with accelerated margin expansion when the economy recovers,” said Scarborough.

(See Attachment A-6: “Preliminary Reconciliation of GAAP to Non-GAAP Measures (Full Year 2008 Estimate)”.)
(For a more detailed presentation of the Company’s assumptions underlying its revised 2008 earnings expectations, see Third Quarter 2008 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)
Note: Throughout this release, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.
Avery Dennison is a global leader in pressure-sensitive labeling materials, retail tag, ticketing and branding systems, and office products. Based in Pasadena, Calif., Avery Dennison is a FORTUNE 500 Company with 2007 sales of $6.3 billion. Avery Dennison employs more than 30,000 individuals in over 60 countries, who develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by Avery Dennison include: Fasson-brand self-adhesive materials; Avery Dennison brand products for the retail and apparel industries; Avery-brand office products and graphics imaging media; specialty tapes, peel-and-stick postage stamps, and labels for a wide variety of automotive, industrial and durable goods applications.
# # #
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions, including synergies expected from the integration of the Paxar business in the time and at the cost anticipated; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including previous government investigations into industry competitive practices, and any related proceedings or lawsuits pertaining thereto or to the subject matter thereof related to the concluded investigations by the U.S. Department of Justice (“DOJ”), the European Commission, and the Canadian Department of Justice (including purported class actions seeking treble damages for alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, natural disasters; and other factors.
The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products; (2) the degree to which higher raw material and energy-related costs can be passed on to customers through selling price increases, without a significant loss of volume; (3) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (4) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; and (5) the ability of the Company to achieve and sustain targeted cost reductions, including expected synergies associated with the Paxar acquisition.
For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Form 10-K, filed on February 27, 2008, with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the
Third Quarter conference call with analysts, visit the Avery Dennison Web site at www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 27, 2008	Sep. 29, 2007	Sep. 27, 2008	Sep. 29, 2007

Net sales	$1,724.8	$1,680.4	$5,198.9	$4,593.8
Cost of products sold	1,290.5	1,214.2	3,850.3	3,352.9

Gross profit	434.3	466.2	1,348.6	1,240.9
Marketing, general & administrative expense	325.5	330.4	994.5	849.5
Interest expense	29.0	35.7	87.8	70.9
Other expense, net (1)	12.5	33.6	23.9	43.2

Income from operations before taxes	67.3	66.5	242.4	277.3
Taxes on income	4.6	7.7	18.9	53.2

Net income	$62.7	$58.8	$223.5	$224.1

Per share amounts:
Net income per common share, assuming dilution	$0.63	$0.59	$2.26	$2.27

Average common shares outstanding, assuming dilution	98.9	98.9	98.9	98.9

Common shares outstanding at period end	98.5	98.3	98.5	98.3

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.

(1)	Other expense for the third quarter of 2008 includes $12.5 of restructuring costs, asset impairment and lease cancellation charges.

Other expense for the third quarter of 2007 includes $28.8 of asset impairment charges, restructuring costs and lease cancellation charges and $4.8 of certain non-recurring financing costs.

Other expense, net, for 2008 YTD includes $28.4 of restructuring costs and asset impairment and lease cancellation charges, partially offset by ($4.5) related to a gain on sale of investments.

Other expense, net, for 2007 YTD includes $41.3 of asset impairment charges, restructuring costs and lease cancellation charges, $4.8 of certain non-recurring financing costs and $.3 of expenses related to a divestiture, partially offset by reversal of an accrual of ($3.2) related to a patent lawsuit.
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. gains on sales of assets, restructuring charges, asset impairments, effects of acquisitions and related costs, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company applies the anticipated full-year GAAP tax rate to the non-GAAP adjustments to determine adjusted non-GAAP net income.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) from calculations of the Company’s earnings and operating margin; (2) the exclusion of the effects of acquisitions, including integration costs and certain financing costs; (3) the exclusion of interest expense from the calculation of the Company’s operating margin; and (4) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While some of the items the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 27, 2008	Sep. 29, 2007	Sep. 27, 2008	Sep. 29, 2007

Reconciliation of GAAP to Non-GAAP Operating Margin:

Net sales	$1,724.8	$1,680.4	$5,198.9	$4,593.8

Income from operations before taxes	$67.3	$66.5	$242.4	$277.3

GAAP Operating Margin	3.9%	4.0%	4.7%	6.0%

Income from operations before taxes	$67.3	$66.5	$242.4	$277.3

Non-GAAP adjustments:
Restructuring costs	8.7	7.5	19.2	10.5
Asset impairment and lease cancellation charges	3.8	12.4	9.2	12.4
Asset impairment charges — acquisition related (1)	—	8.9	—	18.4
Transition costs associated with acquisition integrations (2)	5.2	16.0	17.9	26.2
Other (3)	—	4.8	(4.5)	1.9
Interest expense	29.0	35.7	87.8	70.9

Adjusted non-GAAP operating income before taxes and interest expense	$114.0	$151.8	$372.0	$417.6

Adjusted Non-GAAP Operating Margin	6.6%	9.0%	7.2%	9.1%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income	$62.7	$58.8	$223.5	$224.1
Non-GAAP adjustments, net of taxes:
Restructuring costs	8.7	6.2	17.5	8.6
Asset impairment and lease cancellation charges	3.8	10.2	8.3	10.2
Asset impairment charges — acquisition related	—	7.3	—	14.6
Transition costs associated with acquisition integrations	5.2	13.2	15.9	21.0
Other	—	4.0	(3.8)	1.8

Adjusted Non-GAAP Net Income	$80.4	$99.7	$261.4	$280.3

(continued)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 27, 2008	Sep. 29, 2007	Sep. 27, 2008	Sep. 29, 2007

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income per common share, assuming dilution	$0.63	$0.59	$2.26	$2.27
Non-GAAP adjustments per share, net of taxes:
Restructuring costs	0.09	0.06	0.18	0.09
Asset impairment and lease cancellation charges	0.04	0.11	0.08	0.11
Asset impairment charges — acquisition related	—	0.07	—	0.14
Transition costs associated with acquisition integrations	0.05	0.14	0.16	0.21
Other	—	0.04	(0.04)	0.02

Adjusted Non-GAAP income per common share, assuming dilution	$0.81	$1.01	$2.64	$2.84

Average common shares outstanding, assuming dilution	98.9	98.9	98.9	98.9

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.

(1)	2007 QTD and YTD includes asset impairment charges related to software assets.

(2)	2008 and 2007 QTD and YTD includes transition costs associated with acquisition integrations and change-in-control costs reported in marketing, general & administrative and other expense. 2007 QTD and YTD includes inventory step-up impact reported in cost of products sold.

(3)	2008 QTD and YTD includes a gain on sale of investments.

2007 QTD and YTD includes $4.8 of certain non-recurring financing costs and YTD includes $.3 of expenses related to a divestiture, partially offset by reversal of an accrual of ($3.2) related to a patent lawsuit.

	(UNAUDITED)
	Nine Months Ended
	Sep. 27, 2008	Sep. 29, 2007

Reconciliation of GAAP to Non-GAAP Cash Flow:

Net cash provided by operating activities	$382.3	$305.6
Purchase of property, plant and equipment	(97.8)	(136.3)
Purchase of software and other deferred charges	(49.2)	(39.9)
Proceeds from sale of investments, net	16.2	—

Free Cash Flow	$251.5	$129.4

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Third Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008 (1)	2007 (2)	2008	2007

Pressure-sensitive Materials	$936.2	$868.3	$60.6	$68.3	6.5%	7.9%
Retail Information Services	379.1	388.7	(0.1)	(15.0)	0.0%	(3.9%)
Office and Consumer Products	260.4	266.9	40.9	48.8	15.7%	18.3%
Other specialty converting businesses	149.1	156.5	0.8	7.9	0.5%	5.0%
Corporate Expense	N/A	N/A	(5.9)	(7.8)	N/A	N/A
Interest Expense	N/A	N/A	(29.0)	(35.7)	N/A	N/A

TOTAL FROM OPERATIONS	$1,724.8	$1,680.4	$67.3	$66.5	3.9%	4.0%

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.

(1)	Operating income for the third quarter of 2008 includes $12.5 of restructuring costs, asset impairment and lease cancellation charges, and $5.2 of transition costs associated with acquisition integrations; of the total $17.7, the Pressure-sensitive Materials segment recorded $4.1, the Retail Information Services segment recorded $6.0, the Office and Consumer Products segment recorded $3.3, the other specialty converting businesses recorded $1.3 and Corporate recorded $3.0.

(2)	Operating income for the third quarter of 2007 includes $28.8 of asset impairment charges, restructuring costs and lease cancellation charges, $16 of transition costs associated with Paxar integration and $4.8 of certain non-recurring financing costs; of the total $49.6, the Pressure-sensitive Materials segment recorded $14, the Retail Information Services segment recorded $28, the Office and Consumer Products segment recorded $.5, the other specialty converting businesses recorded $1.5 and Corporate recorded $5.6.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008	2007

Pressure-sensitive Materials
Operating income, as reported	$60.6	$68.3	6.5%	7.9%
Non-GAAP adjustments:
Restructuring costs	0.9	3.1	0.1%	0.4%
Asset impairment and lease cancellation charges	3.2	10.9	0.3%	1.2%

Adjusted non-GAAP operating income	$64.7	$82.3	6.9%	9.5%

Retail Information Services
Operating income, as reported	$(0.1)	$(15.0)	0.0%	(3.9%)
Non-GAAP adjustments:
Restructuring costs	0.8	3.1	0.2%	0.8%
Asset impairment charges — acquisition related	—	8.9	—	2.3%
Transition costs associated with acquisition integrations	5.2	16.0	1.4%	4.1%

Adjusted non-GAAP operating income	$5.9	$13.0	1.6%	3.3%

Office and Consumer Products
Operating income, as reported	$40.9	$48.8	15.7%	18.3%
Non-GAAP adjustments:
Restructuring costs	2.7	0.1	1.1%	0.1%
Asset impairment and lease cancellation charges	0.6	0.4	0.2%	0.1%

Adjusted non-GAAP operating income	$44.2	$49.3	17.0%	18.5%

Other specialty converting businesses
Operating income, as reported	$0.8	$7.9	0.5%	5.0%
Non-GAAP adjustments:
Restructuring costs	1.3	1.2	0.9%	0.8%
Asset impairment charges	—	0.3	—	0.2%

Adjusted non-GAAP operating income	$2.1	$9.4	1.4%	6.0%

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Nine Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008 (1)	2007 (2)	2008	2007

Pressure-sensitive Materials	$2,835.7	$2,607.6	$210.5	$239.7	7.4%	9.2%
Retail Information Services	1,189.3	764.6	14.8	(7.0)	1.2%	(0.9%)
Office and Consumer Products	710.2	744.0	102.5	117.5	14.4%	15.8%
Other specialty converting businesses	463.7	477.6	15.5	26.4	3.3%	5.5%
Corporate Expense	N/A	N/A	(13.1)	(28.4)	N/A	N/A
Interest Expense	N/A	N/A	(87.8)	(70.9)	N/A	N/A

TOTAL FROM OPERATIONS	$5,198.9	$4,593.8	$242.4	$277.3	4.7%	6.0%

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.

(1)	Operating income for 2008 includes $28.4 of restructuring costs and asset impairment and lease cancellation charges, and $17.9 of transition costs associated with acquisition integrations, partially offset by ($4.5) related to a gain on sale of investments; of the total $41.8, the Pressure-sensitive Materials segment recorded $7.9, the Retail Information Services segment recorded $25.5, the Office and Consumer Products segment recorded $7.6, the other specialty converting businesses recorded $1.4 and Corporate recorded ($.6).

(2)	Operating income for 2007 includes $41.3 of asset impairment charges, restructuring costs and lease cancellation charges, $26.2 of transition costs associated with Paxar integration, $4.8 of certain non-recurring financing costs and $.3 of expenses related to a divestiture, partially offset by reversal of ($3.2) related to a patent lawsuit; of the total $69.4, the Pressure-sensitive Materials segment recorded $12.8, the Retail Information Services segment recorded $48.1, the Office and Consumer Products segment recorded $1.4, the other specialty converting businesses recorded $1.5 and Corporate recorded $5.6.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008	2007

Pressure-sensitive Materials
Operating income, as reported	$210.5	$239.7	7.4%	9.2%
Non-GAAP adjustments:
Restructuring costs	2.1	5.1	0.1%	0.2%
Asset impairment and lease cancellation charges	5.8	10.9	0.2%	0.4%
Reversal of an accrual for a lawsuit	—	(3.2)	—	(0.1%)

Adjusted non-GAAP operating income	$218.4	$252.5	7.7%	9.7%

Retail Information Services
Operating income, as reported	$14.8	$(7.0)	1.2%	(0.9%)
Non-GAAP adjustments:
Restructuring costs	4.8	3.5	0.4%	0.5%
Asset impairment and lease cancellation charges	2.8	—	0.3%	—
Asset impairment charges — acquisition related	—	18.4	—	2.4%
Transition costs associated with acquisition integrations	17.9	26.2	1.5%	3.4%

Adjusted non-GAAP operating income	$40.3	$41.1	3.4%	5.4%

Office and Consumer Products
Operating income, as reported	$102.5	$117.5	14.4%	15.8%
Non-GAAP adjustments:
Restructuring costs	7.0	0.7	1.0%	0.1%
Asset impairment and lease cancellation charges	0.6	0.4	0.1%	0.1%
Expenses related to a divestiture	—	0.3	—	—

Adjusted non-GAAP operating income	$110.1	$118.9	15.5%	16.0%

Other specialty converting businesses
Operating income, as reported	$15.5	$26.4	3.3%	5.5%
Non-GAAP adjustments:
Restructuring costs	1.4	1.2	0.3%	0.3%
Asset impairment charges	—	0.3	—	—

Adjusted non-GAAP operating income	$16.9	$27.9	3.6%	5.8%

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AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Full Year 2008 Estimates)

2008
Guidance
(revised)
Reconciliation of GAAP to Non-GAAP Earnings Per Share Guidance:

Reported (GAAP) Earnings Per Share	$2.65 - $2.85

Add Back:
Estimated Integration Transition Costs, Restructuring and Asset Impairment Charges	~ $0.50

Adjusted (non-GAAP) Earnings Per Share	$3.15 - $3.35
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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
	Sep. 27, 2008	Sep. 29, 2007

ASSETS
Current assets:
Cash and cash equivalents	$81.3	$77.3
Trade accounts receivable, net	1,120.7	1,112.4
Inventories, net	648.7	657.1
Other current assets	286.2	231.2

Total current assets	2,136.9	2,078.0
Property, plant and equipment, net	1,543.3	1,569.0
Other assets	2,704.8	2,490.3

	$6,385.0	$6,137.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$721.6	$1,572.3
Accounts payable	730.6	660.3
Other current liabilities	673.2	635.5

Total current liabilities	2,125.4	2,868.1
Long-term debt	1,545.2	755.5
Other long-term liabilities	615.8	599.7
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	747.4	832.3
Retained earnings	2,382.3	2,254.5
Accumulated other comprehensive income	75.0	30.5
Cost of unallocated ESOP shares	(3.8)	(5.7)
Employee stock benefit trusts	(358.7)	(463.5)
Treasury stock at cost	(867.7)	(858.2)

Total shareholders’ equity	2,098.6	1,914.0

	$6,385.0	$6,137.3

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Nine Months Ended
	Sep. 27, 2008	Sep. 29, 2007

Operating Activities:
Net income	$223.5	$224.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	154.8	128.8
Amortization	51.3	35.6
Deferred taxes	(33.0)	12.6
Asset impairment and net loss on sale and disposal of assets	16.4	36.4
Stock-based compensation	24.0	15.5
Other non-cash items, net	9.5	(7.6)

	446.5	445.4
Changes in assets and liabilities	(64.2)	(139.8)

Net cash provided by operating activities	382.3	305.6

Investing Activities:
Purchase of property, plant and equipment	(97.8)	(136.3)
Purchase of software and other deferred charges	(49.2)	(39.9)
Payments for acquisitions	(130.6)	(1,285.2)
Proceeds from sale of assets	5.0	2.8
Proceeds from sale of investments, net	16.2	—
Other	2.0	(0.2)

Net cash used in investing activities	(254.4)	(1,458.8)

Financing Activities:
Net (decrease) increase in borrowings (maturities of 90 days or less)	(386.3)	1,263.1
Additional borrowings (maturities longer than 90 days)	400.1	248.8
Payments of debt (maturities longer than 90 days)	(0.7)	(181.9)
Dividends paid	(131.4)	(128.0)
Purchase of treasury stock	(9.8)	(63.2)
Proceeds from exercise of stock options, net	2.3	34.4
Other	8.2	(2.5)

Net cash (used in) provided by financing activities	(117.6)	1,170.7

Effect of foreign currency translation on cash balances	(0.5)	1.3

Increase in cash and cash equivalents	9.8	18.8

Cash and cash equivalents, beginning of period	71.5	58.5

Cash and cash equivalents, end of period	$81.3	$77.3

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
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